UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Compensation Committee Charter
Reserves Committee Charter

Item 1.01. Entry into a Material Definitive Agreement.
     On January 26, 2006, the Compensation Committee of the Board of Directors of Superior Energy Services, Inc. (the “Company”) approved 2005 annual cash bonus payments for the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K). The Compensation Committee approved the bonus awards following an assessment of the Company’s achievement of its strategic, operational and financial related goals for 2005, as well as the performance of each executive officer during this period. The awards were made in accordance with the Company’s guidelines for its 2005 incentive bonus program. The annual bonus payments were approved in the following amounts:         .

2005 Annual Bonus Payment
Terence E. Hall
Chairman and Chief Executive Officer	$600,000

Kenneth L. Blanchard
President and Chief Operating Officer	$325,000

Robert S. Taylor
Chief Financial Officer, Executive Vice President and Treasurer	$250,000

Alan P. Bernard
Executive Vice President	$210,000

Gregory L. Miller
Executive Vice President	$200,000

Item 8.01. Other Events.
     On January 26, 2006, the Company’s Board of Directors approved revisions to the charter for its Compensation Committee, and adopted a charter for its Reserves Committee, which has been delegated the Board’s oversight responsibilities related to the Company’s oil and gas reserve evaluation process. The restated Compensation Committee Charter and the Reserves Committee Charter are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Compensation Committee Charter, adopted January 26, 2006

99.2	Reserves Committee Charter, adopted January 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor

Robert S. Taylor
Chief Financial Officer
Dated: February 1, 2006

Index to Exhibits
99.1	Compensation Committee Charter, adopted January 26, 2006

99.2	Reserves Committee Charter, adopted January 26, 2006